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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ASSET ACCEPTANCE CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Asset Acceptance Capital Corp.
28405 Van Dyke Avenue
Warren, Michigan 48093
(586) 939-9600

Dear Stockholder:
It is my pleasure to invite you to attend the Asset Acceptance Capital Corp. 2006 Annual Meeting of Stockholders. The meeting will be held on Tuesday, May 16, 2006, at 9:00 a.m. at the Best Western Sterling Inn, 34911 Van Dyke Avenue, Sterling Heights, Michigan. The attached Notice of Annual Meeting and Proxy Statement provide information concerning the business to be conducted at the meeting and the nominees for election as Directors.
Your vote is important. Whether or not you plan to attend the meeting, please vote your shares by mail. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your Proxy and vote in person at the meeting if you desire.
Thank you for your support of Asset Acceptance Capital Corp.

Sincerely,

ASSET ACCEPTANCE CAPITAL CORP.

Nathaniel F. Bradley IV
Chairman of the Board,
President and Chief Executive Officer
April 15, 2006

Notice of Annual Meeting of Stockholders
To Be Held On May 16, 2006

Time:	9:00 a.m., Tuesday, May 16, 2006

Place:	Best Western Sterling Inn, 34911 Van Dyke Avenue, Sterling Heights, Michigan 48312.

Items of Business:	1. Elect three directors each to serve for a term of three years.

2. Ratification of the appointment of the Company’s independent registered public accounting firm for fiscal 2006.

3. Transact any other business properly brought before the meeting.

Annual Reports:	The 2005 Annual Report to Stockholders, which includes the Annual Report on Form 10-K, is enclosed.

Who Can Vote:	You can vote if you were a stockholder on March 31, 2006.

Date of Mailing:	This Notice and Proxy Statement are first being mailed to Stockholders on or about April 15, 2006.

By Order of the Board of Directors

Nathaniel F. Bradley IV Chairman of the Board, President and Chief Executive Officer April 15, 2006

Asset Acceptance Capital Corp.
28405 Van Dyke Avenue
Warren, Michigan 48093
(586) 939-9600
www.assetacceptance.com

Proxy Statement
For
Annual Meeting of Stockholders

About The Meeting

What am I voting on?
You will be voting to elect three directors, each to hold office until the 2009 Annual Meeting of Stockholders or until a successor is appointed and qualified. You are also voting on the ratification of the Company’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Who is soliciting my Proxy?
The Company’s Board of Directors is soliciting your Proxy to be used at the 2006 Annual Meeting of Stockholders. The Company will pay the entire cost of soliciting Proxies and will arrange with brokerage houses, nominees, custodians and other fiduciaries to send Proxy soliciting materials to beneficial owners of the Company’s Common Stock at the Company’s expense. In addition to solicitation by mail, officers and other employees of the Company may solicit Proxies personally, by telephone or by fax.

Who is entitled to vote?
You may vote if you owned Common Stock of the Company as of the close of business on March 31, 2006. Each share of Common Stock is entitled to one vote on any matter voted on at the Annual Meeting. As of March 31, 2006 we had 37,205,115 shares of Common Stock outstanding.

How do I vote?
You can vote in one of two ways:

•	By completing and mailing your proxy card.
•	By ballot at the Annual Meeting.

May I change my mind after I vote?
You may change your vote at any time before the polls close at the meeting by:

•	Delivering a written notice of revocation, with a later date than the proxy card, to Asset Acceptance Capital Corp.’s Secretary, Mark A. Redman, at the Company’s address, at or before the meeting.
•	Signing another proxy card with a later date and returning it to the address on the proxy card before the meeting.
•	Voting in person at the meeting.

What if I return my proxy card but do not provide voting instructions?
Proxies that are signed and returned but do not contain voting instructions will be voted by the persons named in the enclosed proxy card “FOR” the election of the nominee Directors and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is LaSalle Bank National Association and you may reach them by phone at (800) 246-5761.

Who may attend the meeting?
The Annual Meeting is open to all holders of our Common Stock. For directions to the meeting, please call Investor Relations at (586) 939-9600 — option 5. We look forward to having you at the meeting.

May Stockholders ask questions at the meeting?
Yes, representatives of the Company will answer Stockholder questions of general interest at the meeting.

How many votes must be present to hold the meeting?
In order for us to hold the meeting, a majority of our outstanding shares of Common Stock as of March 31, 2006 (or 18,602,558 shares) must be present in person or by Proxy. This majority is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a Proxy by mail. Abstentions and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners (“broker non-votes”) will be counted as present at the Annual Meeting to determine whether a quorum exists.

How many votes are needed to elect Directors and to ratify the appointment of the independent registered public accounting firm?
The three Director nominees receiving the highest number of “FOR” votes will be elected as Directors. If a nominee is unable or declines to serve, Proxies will be voted for the balance of the nominees and for such additional persons as designated by the Board to replace such nominee. However, the Board does not anticipate that this will occur.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm auditor for the fiscal year ending December 31, 2006.
Generally, shares not voted, whether by marking “WITHHOLD AUTHORITY” on your proxy card, by broker non-votes (which are described above) or otherwise, will not be considered in the election of Directors or the ratification of the appointment of the independent registered public accounting firm. Unless a properly executed proxy card is marked “WITHHOLD AUTHORITY” or abstain as the case may be, the Proxy given will be voted “FOR” each of the three Director nominees and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.
The Company’s Board recommends that you vote “FOR” each of the nominees of the Board of Directors and that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006.

Can my shares be voted on matters other than those described in this Proxy Statement?
Yes, if any other item or proposal properly comes before the meeting, the Proxies received will be voted in accordance with the discretion of the Proxy holders. The Company, however, has not received proper notice of, and is unaware of, any business to be transacted at the meeting other than as indicated in this Proxy Statement.

When are Stockholder proposals due for the 2007 Annual Meeting?
To be included in the Company’s Proxy Statement for the 2007 Annual Meeting of Stockholders, proposals must be received by the Company not later than December 16, 2006. Such proposals should be addressed to the Company’s Secretary at 28405 Van Dyke Avenue, Warren, Michigan 48093. Stockholder proposals to be presented at the 2007 Annual Meeting or any Special Meeting which are not to be included in the Company’s Proxy Statement must be received by the Company not later than February 16, 2007 in accordance with procedures in the Company’s Bylaws.

How do I obtain more information about Asset Acceptance Capital Corp.?
More information on Asset Acceptance Capital Corp. can be obtained by:

•	Contacting Investor Relations at (586) 939-9600 — option 5.

•	Going to our website at www.assetacceptance.com.

•	Going to the Securities and Exchange Commission’s website at www.sec.gov.

•	Writing to:
Asset Acceptance Capital Corp.
Attn: Investor Relations
28405 Van Dyke Avenue
Warren, Michigan 48093
Upon request, Asset Acceptance Capital Corp. will provide additional copies of the Company’s 2005 Annual Report to Stockholders, which includes the Annual Report on Form 10-K, and the Proxy Statement.

PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.

Election of Directors

Continuing Directors for Term Ending Upon the 2007 Annual Meeting of Stockholders (Class III Directors):
Nathaniel F. Bradley IV	Director since 2003 Age 49
Mr. Bradley is the Chairman of the Board of Directors, President and Chief Executive Officer of Asset Acceptance Capital Corp. He joined our predecessor, Lee Acceptance Company, in 1979 and co-founded Asset Acceptance Corp. in 1994 with Mr. Reitzel. Mr. Bradley served as Vice President of our predecessor from 1982 until 1994 and was promoted to President of Asset Acceptance Corp. in 1994. He was named our Chief Executive Officer in June 2003. He was named Chairman of the Board in March 2006.
Anthony R. Ignaczak	Director since 2003 Age 41
Mr. Ignaczak joined Quad-C Management, Inc. in 1992 and has, since May 1993, been a Partner with Quad-C Management, Inc. in Charlottesville, Virginia. Prior to 1992, Mr. Ignaczak was an Associate with the Merchant Banking Group at Merrill Lynch and a member of the Mergers and Acquisitions department of Drexel, Burnham, Lambert Inc. He was named our non-employee presiding director in February 2006.
William I Jacobs	Director since 2004 Age 64
Mr. Jacobs formed WIJ & Associates in 2002 as President. From May, 2000 until 2002, Mr. Jacobs served as the Chief Financial Officer and Director of NewPower Holdings Inc., a provider of energy and related services. In June 2002, NewPower Holdings Inc. and its subsidiaries filed voluntary petitions with the U.S. Bankruptcy Court for the Northern District of Georgia seeking reorganization under Chapter 11 of the U.S. Bankruptcy Code, with the confirmation of reorganization occurring in October 2003. Prior to May 2000, Mr. Jacobs served as Senior Executive Vice President of MasterCard International. Mr. Jacobs is a director of Investment Technology Group, Inc., (NYSE: ITG), Global Payments, Inc. (NYSE: GPN) and Alpharma, Inc. (NYSE: ALO).

Continuing Directors for Term Ending Upon the 2008 Annual Meeting of Stockholders (Class II Directors)
Terrence D. Daniels	Director since 2003 Age 63
Mr. Daniels has been a Partner with Quad-C Management, Inc., a private equity firm based in Charlottesville, Virginia, since its formation in November 1989. Prior to November 1989, Mr. Daniels served as Vice Chairman and director of W.R. Grace & Co., as Chairman, President and Chief Executive Officer of Western Publishing Company, Inc. and as Senior Vice President for corporate development of Mattel, Inc. In October 2001, Nationwide Warehouse & Storage, LLC, et. al., an affiliate of Quad-C Management, Inc., filed a petition in bankruptcy. For the two years prior to the filing, Mr. Daniels served as a director and officer of Nationwide, but did not have any day-to-day management duties.
William F. Pickard	Director since 2004 Age 65
Since 1997, Dr. Pickard has served as the Chief Executive Officer of Global Auto Alliance. Dr. Pickard also serves as the Chief Executive Officer of VITEC, LLC, Global Automotive Alliance LLC, Grupo Antolin-Wayne. Dr. Pickard also serves as a part time instructor for the University of Michigan School of Business. Since 1991, Dr. Pickard has served as a member of the advisory board for Standard Federal Bank, Troy, Michigan, and its predecessor institutions.

Nominees for election as Directors for Term Ending Upon the 2009 Annual Meeting of Stockholders (Class I Directors)
Jennifer L. Adams	Director since 2004 Age 46
In 1991 Ms. Adams joined World Color Press, Inc. as Vice President and General Counsel and remained with World Color Press, Inc. in a number of capacities until 1999, when she left World Color Press as Vice Chairman, Chief Legal and Administrative Officer and Secretary. Prior to joining World Color Press, Inc., Ms. Adams was an associate with the law firm of Latham & Watkins.
Donald Haider	Director since 2004 Age 64
Since 1973, Dr. Haider has been a Professor of Management at Northwestern University’s Kellogg School of Management as an Assistant, Associate and then Professor of Management. Dr. Haider began his academic career in 1971 as a lecturer and assistant professor at New York University and City College of New York and an Assistant Professor at Columbia University. Dr. Haider serves on the board of directors of La Salle National Bank, N.A., Chicago, Illinois, and Fender Musical Instruments.
H. Eugene Lockhart	Director since 2004 Age 56
Since May 2005, Mr. Lockhart has been an operating partner in Diamond Castle Holdings an independent private equity investment fund based in New York, New York. From February 2003 until May 2005, Mr. Lockhart was a Venture Partner for Oak Investment Partners, a private equity investment firm. From February 2000 until February 2003, Mr. Lockhart served as the President and Chief Executive Officer of NewPower Holdings Inc., a provider of energy and related services. In June 2002, NewPower Holdings Inc. and its subsidiaries filed voluntary petitions with the U.S. Bankruptcy Court for the Northern District of Georgia seeking reorganization under Chapter 11 of the U.S. Bankruptcy Code, with the confirmation of the related plan of reorganization occurring in October 2003. Prior to joining NewPower Holdings Inc. in February 2000, Mr. Lockhart served at AT&T Corporation as President of Consumer Services from July 1999 until February 2000 and as President and Chief Marketing Officer from February 1999 until June 1999. From April 1997 until October 1998, Mr. Lockhart served as President, Global Retail, of Bank of America Corporation, a financial services firm, and from March 1994 until April 1997, he served as President and Chief Executive Officer of MasterCard International, Inc., a credit card company. Mr. Lockhart is a member of the American Institute of Certified Public Accountants. Mr. Lockhart also serves as a director of RadioShack Corporation (NYSE: RSH) and IMS Health, Inc. NYSE: RX).

Information Regarding the Board of Directors

Makeup of the Board:	Currently, the Board is comprised of eight directors. If a nominee is unable to serve, the person designated as Proxy holder for the Company will vote for the remaining nominees and for such other person as the Board may nominate.

The Board has determined that each of Ms. Adams, Mr. Daniels (as of January 1, 2006), Dr. Haider, Mr. Ignaczak (as of January 1, 2006), Mr. Jacobs, Mr. Lockhart and Dr. Pickard are independent as defined under Rule 4200 of the listing standards of the National Association of Securities Dealers (“NASD”) and Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Length of Board Term:	Directors who are elected at this Annual Meeting will hold office until the 2009 Annual Meeting of Stockholders or until a successor has been duly appointed and qualified. All nominees are currently Directors and have agreed to serve if elected.

Number of Meetings in 2005:	The Board met four times in 2005. All of the directors attended at least 75% of the Board and his or her respective Committee meetings which were held during his or her time of service on the Board, and such Committees.

Board Committees:	The Board has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The Board has adopted a written charter for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Under their respective charters, each of these committees are authorized and assured of appropriate funding to retain and consult with external advisors, consultants and counsel.

Audit Committee:

The Audit Committee was formed in February 2004, and met thirteen times during 2005. Members:
• H. Eugene Lockhart (chairperson)
• Jennifer L. Adams
• Donald Haider
• William I. Jacobs
• William F. Pickard

Responsibilities:

• Primary function is to assist the Board in fulfilling its financial oversight responsibilities.
• Reviews the financial information provided to Stockholders and the Securities and Exchange Commission (“SEC”).
• Reviews the corporate accounting and financial reporting practices.
• Appoints the Company’s independent registered public accounting firm, subject to ratification by our Stockholders.
• Approves the scope of the audit and related audit fees.

• Monitors systems of internal financial controls and financial reporting processes, including compliance with Section 404 of Sarbanes Oxley.
• Reviews capital investments.
• Approves purchases of portfolios of charged-off consumer receivables above a certain corporate threshold.

The Board has determined that (1) Mr. Jacobs and Mr. Lockhart are “audit committee financial experts,” as defined in Item 401(h) of Regulation S-K; (2) each member of the Audit Committee is independent under Rule 4200 of the listing standards of the NASD and Rule 10A-3 of the Securities Exchange Act; and (3) each member of the Audit Committee is qualified to serve on the Committee under Rule 4350 of the listing standards of the NASD.

The Board has adopted a written charter for the Audit Committee, which is available on our website at www.assetacceptance.com

Compensation Committee:

The Compensation Committee was formed in February 2004 and met five times during 2005.

Members:

• Donald Haider (chairperson)
• Jennifer L. Adams
• William F. Pickard

The Board has determined that each member of the Compensation Committee is independent under Rule 4200 of the listing standards of the NASD and Rule 10A-3 of the Exchange Act.

Responsibilities:

• Primary function is to review, consider and recommend to the Board the compensation programs, plans, benefits and awards for executive officers, including the administration of the Company’s 2004 stock incentive plan and the granting of stock options.
• Considers and recommends to the Board proposals for Director compensation.
• Prepares annual report on compensation of management.

The Board has adopted a written charter for the Compensation Committee which is available on our website on www.assetacceptance.com.

Nominating and Corporate Governance Committee:

The Nominating and Corporate Governance Committee was formed in February 2004 and met five times during 2005.

Members:

• Jennifer L. Adams (chairperson)
• Donald Haider
• William I. Jacobs

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under Rule 4200 of the listing standards of the NASD and Rule 10A-3 of the Exchange Act.

Responsibilities:

• Develops and recommends to the Board criteria for Board and Board Committee membership and oversees searches to identify potential candidates.
• Assists the Board in identifying, screening and recommending qualified candidates to serve as Directors and reviews director candidates submitted by Stockholders.
• Recommends to the Board the nominees to fill new positions or vacancies as they occur among the Directors.
• Reviews independence requirements required under applicable law or rules of The NASDAQ National Market.
• Develops and recommends to the Board a Code of Business Conduct and a set of Corporate Governance Principles applicable to the Company.
• Reviews corporate governance documents periodically and recommends appropriate changes.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee which is available on our website at www.assetacceptance.com.

Corporate Governance

General:	The Board believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its Stockholders. The Board at least annually reviews its corporate governance practices and policies as set forth its Code of Business Conduct and its Audit Committee Charter, both of which were are consistent with listing standards of The NASDAQ National Market and rules of the SEC.

The Board of Directors appointed Mr. Bradley as the Chairman of the Board and Chief Executive Officer effective as of the retirement of Mr. Reitzel as the Company’s Chairman on March 1, 2006. As a result of Mr. Bradley’s role as both Chairman of the Board and Chief Executive Officer, the Company has established an office of Presiding Director in accordance with developing trends of good corporate governance and in furtherance of our belief that good corporate governance is essential for strong business performance. The Presiding Director will (i) preside at executive sessions of the independent directors of the Company; (ii) serve as a liaison between independent directors and the Chairman of the Board and other members of senior management; (iii) consult with the Chairman of the Board and the Corporate Secretary on the agenda for Board of Directors meetings; (iv) preside at Board of Directors meetings in the absence of the Chairman of the Board and on matters on which the Chairman of the Board has a conflict of interest; and (v) handle other matters as may be requested by either the independent directors of the Board of Directors or by the Chairman of the Board. The Company believes that this function will assist in Board oversight of management and also facilitate open communication between management and the Board of Directors. Mr. Ignaczak was appointed as the Presiding Director effective as of March 1, 2006.

Nomination of Directors:	The Nominating and Corporate Governance Committee, in accordance with its charter and the Board’s governance principles, seeks to select a Board that is, as a whole, strong in its collective knowledge of and diversity of skills and experience concerning accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk assessment, industry knowledge, and corporate governance. When reviewing a potential candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of Director attributes.

In considering whether to recommend any candidate for inclusion as a Director nominee, the Committee will apply the criteria set forth in the Corporate Governance Guidelines and in applicable committee charters. These criteria include the candidate’s character and integrity, business acumen, experience inside and outside of the business community, personal commitment, diligence, conflicts of interest and the ability to act in the balanced, best interests of the Stockholders as a whole rather than special interest groups or constituencies.

The Committee will consider nominations submitted by Stockholders. To recommend a nominee, a Stockholder should write to the Company’s Secretary, Mark A. Redman, at 28405 Van Dyke Avenue, Warren, Michigan 48093. To be considered by the Committee for nomination and inclusion in the Company’s Proxy Statement for its 2007 Annual Meeting of Stockholders, a Stockholder recommendation for a Director must be received by the Company’s Secretary no later than February 16, 2007. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) the candidate’s signed consent to be named in the Proxy Statement and to serve as a Director if elected. The Committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the Committee.

The process followed by the Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, including a search firm or outside consultant, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. Assuming the appropriate biographical and background material is provided for candidates submitted by Stockholders, the Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. All Director nominees recommended for election by the Stockholders at the 2006 Annual Meeting are current members of the Board. Each of Ms. Adams and Messrs. Lockhart, Haider, Jacobs and Pickard were initially referred to the Company based on recommendations of other directors and significant Stockholders of the Company.

The Committee did not receive any nominations from Stockholders for the 2006 Annual Meeting.

Stockholder Communications with Directors:	The Board has established a process for stockholders to communicate with members of the Board. The chairperson of the Nominating and Corporate Governance Committee is responsible for monitoring communications from Stockholders and providing copies or summaries of such communications to the other Directors, as he or she considers appropriate. The chairperson of the Nominating and Corporate Governance Committee will forward all communications to all directors if they relate to appropriate matters and may include suggestions or comments from the chairperson of the Nominating and Corporate Governance Committee. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Stockholders who wish to send communications to the Board may do so by writing to:

Ms. Jennifer L. Adams Chairperson of the Nominating and Corporate Governance Committee Asset Acceptance Capital Corp. 28405 Van Dyke Avenue Warren, MI 48093

Board Attendance Policy:	The Board’s policy is that all Directors should attend the Annual Meeting of Stockholders if reasonably possible. All members of the Board of Directors attended the 2005 Annual Meeting of Stockholders.

Board and Director Evaluation:	The Board conducts annual performance evaluations of the Board as a whole and the individual Committees.

Compensation of Directors

General:	Non-employee Directors receive cash compensation as well as options granted pursuant to the 2004 Stock Incentive Plan (the “Stock Incentive Plan”). A Director who is also an employee of the Company receives no compensation for serving as a Director other than compensation for services as an employee. All Directors are reimbursed for expenses to attend Board and Committee meetings.

Cash Component:	During 2005 and for the period ending immediately prior to the Board of Directors meeting scheduled for May 16, 2006, the cash component of non- employee Director compensation consists of an annual cash retainer of $20,000, which is paid in equal quarterly installments. Non-employee directors may elect to receive their annual retainer in fully vested options to purchase our common stock in lieu of cash payments at a conversion ratio of three to one. In addition, non-employee Directors receive $1,000 for attendance at each regularly scheduled board meeting, $2,000 for attendance at each regularly scheduled Audit Committee meeting, $1,000 for attendance at each regularly scheduled Compensation Committee meeting and $1,000 for attendance at each regularly scheduled Nominating and Corporate Governance Committee meeting. The Chairperson of the Audit Committee is paid $3,000 for each regularly scheduled meeting of the Audit Committee.

Commencing at the Board of Directors meeting scheduled for May 16, 2006, the cash component of non-employee Director compensation will be increased to an annual cash retainer of $25,000, which is paid in equal quarterly installments.

If a non-employee Director attends an in-person Board or Committee meeting via telephone, the compensation received is 50% of the foregoing, provided that the members of the Audit Committee are not compensated for unscheduled telephonic meetings. A non-employee Director appointed to fill a vacancy on the Board prior to an Annual Meeting will receive a prorated cash retainer for the interim term.

Stock Component:	During 2005 and for the period ending immediately prior to the Board of Directors meeting scheduled May 16, 2006, non-employee Directors will be eligible to receive an option to purchase 15,000 shares of the Company’s common stock upon election to the Board and an option to purchase 7,500 shares annually thereafter at the closing price of stock on the day of the annual shareholders meeting. Commencing with the Board of Directors meeting scheduled for May 16, 2006, the non-employee Director annual grant will be increased to an option to purchase 10,000 shares. A non-employee Director appointed to fill a vacancy on the Board will receive an option grant for such interim term. Fifty percent of each option grant will vest on each of the first two anniversary dates of such grant. In addition, commencing

January 1, 2007, the Directors may elect to convert all, or a portion of all, of their cash retainers to deferred stock units.

Stock Ownership Requirement:	There is no minimum stock ownership requirement for Directors.

Compensation Committee Report On Executive Compensation

The Committee:	The Compensation Committee’s primary function is to review, consider and recommend to the Board of Directors the compensation programs, benefits and awards for executive officers and Directors.

Compensation Policies:	Our executive compensation policies are designed to encourage and reward efforts that create stockholder value through achievement of corporate performance goals and through aligning the individual performance of the executives with the larger short term and long term corporate goals of the Company and through encouraging behaviors consistent with the ethical principles underlying the Code of Business Conduct.

To assist in its development of compensation policies, the Committee considers the executive compensation levels for generally comparable companies, the person’s experience and a subjective assessment of the nature of each executive’s performance and contribution to the Company. In addition, the Committee compares the compensation of each executive against other executives on the management team to establish an appropriate compensation structure, enhancing internal pay equity.

In setting the compensation for executives, the Committee endeavors to establish a compensation structure which facilitates both the retention of existing executives and the recruitment of new executives.

Annual Base Salaries:	Salaries are based on the overall company salary structure, the level of job responsibility, individual performance, work experience, and skill level, and compensation data for generally comparable companies.

Annual Performance Incentives:	Annual performance incentives are provided primarily through cash bonuses. Bonuses for executive officers are based on the achievement of individual performance goals, which are reviewed and approved by the Committee, together with the attainment of corporate EBITDA goals following approval of the annual budget and forecast. Although EBITDA generally is defined as being earnings before interest, taxes, depreciation and amortization, for purposes of executive bonuses, EBITDA has the meaning provided to it from time to time by the Compensation Committee.

Long-Term Performance Incentives:	Long-term performance incentives include stock options granted at exercise prices equal to the fair market value of our common stock on the grant date. Options may be granted by the Compensation Committee based upon the Committee’s assessment of the overall performance and compensation of the recipient of the options.

Policy on Deductibility Of Compensation:	Section 162(m) of the Internal Revenue Code limits to $1 million the corporate tax deduction for compensation paid to certain executive officers unless the compensation is based on nondiscretionary, pre-established performance goals. The

Committee believes that it has taken appropriate actions to preserve the deductibility of the majority of annual incentive bonuses and stock-based compensation awarded as long-term performance incentives. However, from time to time the Committee may recommend incentive awards that may not be deductible when it believes that such awards are in the best interest of the Company and its Stockholders. The Company does not currently have any payment obligations which would be subject to Section 162 (m).

Deferred Compensation:	The Company does not have a non-qualified deferred compensation plan for employees.

Executive Officer Stock Ownership Requirement:	The Company does not have an executive officer stock ownership requirement.

Chief Executive Officer Compensation:	Nathaniel F. Bradley IV, the Company’s Chairman of the Board, President and Chief Executive Officer and a member of the Board, is serving pursuant to the terms of an Employment Agreement between the Company and Mr. Bradley. This Employment Agreement expires on December 31, 2006 unless Mr. Bradley continues to be employed on such date, in which case the Employment Agreement will automatically renew for additional one-year periods. Mr. Bradley earns an annual salary of $340,000, which may be increased by the Board of Directors, and such bonuses as may be awarded at the end of each fiscal year. Due to the failure of the Company to meet its previously determined EBITDA targets for 2005, the Company did not pay Mr. Bradley a bonus for 2005.

The Compensation Committee met in executive session with its retained compensation consultant to discuss Mr. Bradley’s compensation. Based upon its evaluation of Mr. Bradley’s increased responsibilities following the retirement of Mr. Reitzel, the compensation for individuals in similar positions in similar companies and the Company’s internal compensation structure, the Committee increased Mr. Bradley’s annual salary to $375,000 as of March 1, 2006.

Donald Haider, (Chairperson)
Jennifer L. Adams
William F. Pickard

Members, Compensation Committee

STOCK PERFORMANCE GRAPH
The following graph compares the cumulative stock shareholder return of our common stock from February 4, 2004 (the date our stock began trading in connection with our initial public offering) through December 30, 2005, against (i) the stocks comprising the Nasdaq Stock Market (U.S.) Index, (ii) the stock comprising the Russell 2000 Index, and (iii) the stocks comprising a peer group index selected by the Company. The graph assumes that $100 was invested on February 4, 2004 in our common stock, as well as in each of the indices described above, and the dividends, if any, were reinvested. The companies selected by the Company for the peer index are First City Financial Corp., NCO Group, Inc., Encore Capital Group, Inc., Portfolio Recovery Associates, Inc. and Asta Funding, Inc.
This graph will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any of our filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not be deemed “soliciting material” or be deemed “filed” under either such Acts.

Total Return Date	AACC	NASDAQ	Russell 2000	Peer Group Index

2/4/04	100.00	100.00	100.00	100.00
12/31/04	142.00	108.01	116.75	136.85
12/30/05	149.73	109.49	122.07	129.15

Executive Compensation

Summary Compensation Table
The following table sets forth information concerning the compensation earned in the years ended December 2003, 2004, and 2005 by our Chief Executive Officer and by each of our other four most highly compensated executive officers, including the former Chief Executive Officer, whose total salary plus bonus exceeded $100,000 for services rendered in all capacities during 2003, 2004 and 2005. We refer to these individuals as the named executive officers in this Proxy Statement.

				Long Term

		Annual		Securities
		Compensation		Underlying	LTIP	All Other
Name and Principal	Fiscal			Options/	Payouts	Compensation
Position	Year	Salary	Bonus	SARs(6)	(7)($)	($)(8)

Nathaniel F. Bradley IV,	2005	340,000	-0-	15,000	-0-	6,150
Chairman of the	2004	340,000	194,963	-0-	-0-	6,000
Board, Chief	2003	341,307	88,060	-0-	-0-	6,000
Executive Officer(1)
Rufus H. Reitzel, Jr.,	2005	575,000	-0-	15,000	-0-	6,150
Chairman(2)	2004	575,000	347,070	-0-	-0-	6,150
	2003	577,211	148,925	-0-	-0-	6,150
Mark A. Redman,	2005	200,000	-0-	-0-	-0-	6,000
Vice President —	2004	175,000	102,989	-0-	8,392,356	6,000
Finance, and Chief	2003	160,453	82,880	-0-	-0-	6,000
Financial Officer(3)
Phillip L. Allen,	2005	147,750	-0-	-0-	-0-	4,972
Vice President —	2004	120,800	52,635	-0-	3,147,143	4,786
Operations(4)	2003	115,732	44,872	-0-	-0-	-0-
Thomas G. Good,	2005	146,875	-0-	25,000	-0-	-0-
General	2004	111,979	32,846	-0-	-0-	-0-
Counsel(5)

(1)	Mr. Bradley served as President from January 1, 2002 through June 10, 2003 and as President and Chief Executive Officer from June 11, 2003 until February 28, 2006. Effective March 1, 2006, Mr. Bradley was elected Chairman of the Board, President and Chief Executive Officer. Upon his elevation to Chairman of the Board, effective March 1, 2006, the Compensation Committee of the Board of Directors set Mr. Bradley’s annual salary at $375,000.

(2)	Mr. Reitzel served as Chief Executive Officer from January 1, 2002 through June 10, 2003 and as Chairman from June 11, 2003 until February 28, 2006. On February 28, 2006, Mr. Reitzel retired as Chairman of the Company.

(3)	Effective January 1, 2006, the Compensation Committee of the Board of Directors set Mr. Redman’s annual salary at $250,000.

(4)	Effective January 1, 2006, the Compensation Committee of the Board of Directors set Mr. Allen’s annual salary at $184,000.

(5)	Mr. Good was appointed the General Counsel of the Company on February 9, 2004. Effective January 1, 2006, the Compensation Committee of the Board of Directors set Mr. Good’s annual salary at $184,000.

(6)	The amounts in the column entitled “Securities Underlying Options/ SARs” consist of options to purchase shares of common stock of the Company which were granted to Messrs. Reitzel, Bradley, and Good.

(7)	The amounts contained in the column entitled “LTIP Payouts” consist of amounts received by each of the named executive officers due to the vesting of the share appreciation rights in connection with our February 2004 initial public offering and the related payment to such officers in the form of applicable withholding taxes and the value of the unregistered shares of our common stock issued to each of them in February 2004.

(8)	The amounts in the column entitled “All Other Compensation” consist of contributions made or to be made by us to the named executive officer’s 401 (k) plan account.
Option Grants in Last Fiscal Period
The following table provides information about stock options granted to the named executive officers in the Summary Compensation Table during the 2005 fiscal year. The table also shows projected hypothetical values for the options over the full option term, based on the Black-Scholes pricing model.
Options/ SAR Grants in the Last Fiscal Year
Individual Grants

		Percent of
	Number of	Total
	Securities	Options/SARs	Exercise
	Underlying	Granted to	Price		Grant Date
	Option/SARs	Employees In	($/per	Expiration	Present
Name	Granted (#)	Fiscal Year	share)	Date	Value(1)

Nathaniel F. Bradley IV	15,000	23.1%	18.89	4/21/2015	$128,400
Rufus H. Reitzel Jr.	15,000	23.1%	18.89	4/21/2015	$128,400
Thomas G. Good	25,000	38.5%	18.89	4/21/2015	$214,000

(1)	The Grant Date Present Value was calculated using the Black-Scholes pricing model with assumptions of (a) a risk free interest rate of 3.97%, (b) expected stock price volatility of 46%, (c) expected option term of 5 years, and (d) no dividends. Based upon this model, the calculated values of the options on April 21, 2005 were $8.56 per share granted. This value does not necessarily represent the amount an option holder may ultimately realize upon the exercise of an option.

Aggregated Fiscal-Year End Option and Share Appreciation Rights Values
The following table reflects the value of the stock options which the Company has issued to executive officers as of December 31, 2005. The Company has no outstanding share appreciation rights.

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	in the Money
			Options at	Options/SARs
			Fiscal Year	at the Fiscal
	Shares		End (#)	Year End ($)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable(1)

Nathaniel F. Bradley IV	—	—	0/15,000	$0/53,550
Rufus H. Reitzel Jr.	—	—	0/15,000	$0/53,550
Thomas G. Good	—	—	0/25,000	$0/89,250

(1)	Value of the options is calculated using the closing price for the Company’s common stock as of the end of the trading on December 30, 2005 of $22.46 per share (which was the last sale price on the last trading day prior to the fiscal year end) and the exercise price of the options which is $18.89.

Employment Agreements

Mr. Reitzel	On September 30, 2002, Asset Acceptance Holdings LLC, our predecessor company, entered into an employment agreement with Mr. Reitzel. The agreement provided for an annual salary of $575,000, and such bonuses as may be awarded at the end of each fiscal year. Effective as of February 28, 2006, Mr. Reitzel retired as the Chairman and as a Director. Under the terms of this employment agreement, Mr. Reitzel’s employment relationship terminated as of February 28, 2006. However, this employment agreement also contains non-competition and non-solicitation provisions, as well as life-time health coverage, which will continue after his retirement. In addition, on September 30, 2002, we entered into a non-disclosure and non-competition agreement with Mr. Reitzel. The Agreement does not prohibit Mr. Reitzel from, among other things, continuing his investment in Arco Iris and FMC Brasil, two Brazilian entities engaged in the debt collection business in Brazil, in a manner consistent with Mr. Reitzel’s and Mr. Bradley’s past involvement and so long as the entities do not compete with us or operating the business of Consumer Credit, LLC if he exercises his option to purchase the business pursuant to the option agreement. The agreement also prohibits Mr. Reitzel from disclosing our confidential information and from interfering with our relationship with our employees.

Mr. Bradley:	On September 30, 2002, we entered into an agreement with Nathaniel F. Bradley IV, our Chairman of the Board, President and Chief Executive Officer, which as amended, expires December 31, 2006 unless Mr. Bradley continues to be employed by us after such date, in which case the agreement will automatically renew for additional one-year periods. The Agreement provides for an annual salary of $340,000, which the Board increased to $375,000 as of March 1, 2006, and such bonuses as may be awarded at the end of each fiscal year. If Mr. Bradley is terminated by us without cause or resigns following a substantial breach, as defined in the agreement, Mr. Bradley is entitled to receive his salary for a period of two (2) years and a pro rata portion of the bonus, if any, due in accordance with the agreement as if his employment had continued until the second anniversary date of such termination date. This agreement also contains provisions which restrict Mr. Bradley from competing with us through the later of (i) one year after the termination of Mr. Bradley’s employment or (ii) the date we cease to make severance payments, if any, required to be made if Mr. Bradley’s employment is terminated without cause or Mr. Bradley resigns following a substantial breach. In addition, on September 30, 2002, we entered into a non-disclosure and non-competition agreement with Mr. Bradley. This agreement prohibits Mr. Bradley from competing with us for a period of seven years from the date of the agreement, provided that if, before September 30, 2006,

Mr. Bradley’s employment is terminated by us, other than for cause, or if Mr. Bradley resigns following a substantial breach, as defined in the agreement, the restrictions will expire on the fourth anniversary of the termination of employment. The agreement does not prohibit Mr. Bradley from, among other things, continuing his investment in Arco Iris and FMC Brasil, two Brazilian entities engaged in the debt collection business in Brazil, in a manner consistent with his past involvement and so long as the entities do not compete with us. The Agreement also prohibits Mr. Bradley from disclosing our confidential information and from interfering with our relationships with our employees.

Mr. Redman:	On September 30, 2002 we entered into an employment agreement with Mr. Redman, our Vice President-Finance and Chief Financial Officer, which as amended, expires on December 31, 2006 unless Mr. Redman continues to be employed by us after such date, in which case the agreement will automatically renew for additional one-year periods. The agreement provides for an annual salary of $160,000, which the Board has increased to $250,000, effective as of January 1, 2006, and such bonuses as may be awarded at the end of each fiscal year. If Mr. Redman is terminated by us without cause or resigns following a substantial breach, as defined in the agreement, Mr. Redman is entitled to receive his salary for a period of two (2) years and a pro rata portion of the bonus, if any, due in accordance with the agreement as if his employment had continued until the second anniversary date of such termination date. The agreement also contains provisions which restrict Mr. Redman from competing with us through the later of (i) one year after the termination of Mr. Redman’s employment and (ii) the date we cease to make severance payments, if any, required to be made if Mr. Redman’s employment is terminated without cause or Mr. Redman resigns following a substantial breach. In addition, on September 30, 2002, we entered into a non-disclosure and non-competition agreement with Mr. Redman which prohibits Mr. Redman from competing with us for a period of seven years from the date of the agreement, provided that if, before September 30, 2006, Mr. Redman’s employment is terminated by us, other than for cause for, or if Mr. Redman resigns following a substantial breach. The Agreement does not prohibit Mr. Redman from, among other things, continuing his investment in Arco Iris and FMC Brasil, two Brazilian entities engaged in the debt collection business in Brazil, in a manner consistent with Mr. Reitzel’s and Mr. Bradley’s current involvement and so long as the entities do not compete with us. The agreement also prohibits Mr. Redman from disclosing our confidential information and from interfering with our relationship with our employees.

Share Ownership and Certain Relationships

Management and Directors
The following table sets forth information regarding the beneficial ownership of our common stock as of March 29, 2006 by:

•	Each person, entity, or group known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	Each of our named executive officers;

•	Each of our directors; and

•	All of our directors and executive officers as a group.
The percentage of beneficial ownership is based on 37,205,115 shares of common stock outstanding as of March 29, 2006.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issued upon the exercise of options or warrants that are presently exercisable or exercisable within 60 days. As of March 27, 2006, we had granted options to purchase 255,309 shares of our common stock. Unless otherwise indicated, to our knowledge the persons identified in this table have sole voting and investment power with respect to all shares beneficially owned by them, subject to applicable community property laws.

	Amount of
	Beneficial
Name Beneficial Owner	Ownership	Percent of Class

AAC QUAD-C Investors LLC
230 East High Street, Charlottesville, VA 22902	12,356,476	33.2%
Rufus H. Reitzel, Jr.(1)
28405 Van Dyke Avenue, Warren, MI 48093	2,552,087	6.9
Heather Reitzel(1)
28405 Van Dyke Avenue, Warren, MI 48093	2,810,534	7.5
Nathaniel F. Bradley IV(2)
28405 Van Dyke Avenue, Warren, MI 48093	4,228,884	11.4
Mark A. Redman
28405 Van Dyke Avenue, Warren, MI 48093	904,033	2.4
Phillip L. Allen
28405 Van Dyke Avenue, Warren, MI 48093	99,662	*
Thomas G. Good
28405 Van Dyke Avenue, Warren, MI 48093	-0-	*
Terrence D. Daniels(3)(4)
230 East High Street, Charlottesville, VA 22902	12,356,476	33.2
Anthony R. Ignaczak(3)(4)
230 East High Street, Charlottesville, VA 22902	12,356,476	33.2

	Amount of
	Beneficial
Name Beneficial Owner	Ownership	Percent of Class

H. Eugene Lockhart
One Gorham Island, Westport, CT 06880	2,500	*
Jennifer L. Adams
28405 Van Dyke Avenue, Warren, MI 48093	1,000	*
Donald Haider
2001 Sheridan Road, Evanston, IL 60208-2001	1,500	*
William I Jacobs
28405 Van Dyke Avenue, Warren, MI 48093	2,000	*
William F. Pickard
28405 Van Dyke Avenue, Warren MI 48093	-0-	*
All Directors and Executive Officers as a Group (17 persons)(4)	20,495,993	55.1

*	Represents ownership of less than one (1%) of the issued and outstanding shares of the Company’s common stock.

(1)	Includes 948,190 shares held by trusts of which Mr. Reitzel and his spouse, Ms. Reitzel serve as co-trustees with shared power to vote and dispose of the underlying shares (as to which Mr. Reitzel and Ms. Reitzel disclaim beneficial ownership).

(2)	Includes 1,207,340 shares held by trusts of which Mr. Bradley is co-trustee with his spouse, and 186,520 shares held by a trust of which Mr. Bradley’s spouse is sole trustee (as to which Mr. Bradley disclaims beneficial ownership).

(3)	The shares of common stock beneficially owned by Messrs. Daniels and Ignaczak consist of 12,356,476 shares held by AAC Quad-C Investors LLC. Messrs. Daniels and Ignaczak serve as managers of AAC Quad-C Investors LLC and each of them has shared power to dispose of the shares held by AAC Quad-C Investors LLC. Messrs. Daniels and Ignaczak disclaim beneficial ownership of these shares except to the extent of the pecuniary interest therein.

(4)	The 12,356,476 shares held beneficially by Messrs. Daniels and Ignaczak by virtue of their respective positions as managers of AAC Quad-C Investors LLC are counted once for purposes of calculating the shares beneficially owned by all directors and executive officers as a group.
Compensation Committee Interlock and Insider Participation
No interlocking relationship exists between the Board or the Compensation Committee and the Board or the Compensation Committee of any other company, nor has any interlocking relationship existed in the past.
Certain Relationships and Related Party Transactions
On September 30, 2002, a predecessor entity, Asset Acceptance Holdings LLC entered into an employment agreement with Heather K. Reitzel, the Executive Vice President and the wife of Rufus H. Reitzel, Jr., that will expire on September 30, 2006, unless Ms. Reitzel continues to be employed on such date, in which case the Employment Agreement will automatically renew for additional one-year periods. As amended, the agreement provides for an annual salary of $60,000, which the Board of Directors increased to $78,200 as of January 1, 2006 and such bonuses as may be awarded at the end of each fiscal year. If the Company terminates Ms. Reitzel without cause or if Ms. Reitzel resigns following a substantial breach, as defined in the agreement, Ms. Reitzel is entitled to receive her salary for a period of two years and a pro rata portion of the bonus, if any, due in accordance with the agreement as if her employment had continued until the second anniversary date of such termination date. The agreement also contains provisions which restrict Ms. Reitzel from competing with us. Pursuant to the agreement, Ms. Reitzel will receive life-time health care coverage.
On September 30, 2002, Asset Acceptance Holdings LLC entered into a registration rights agreement with AAC Investors, Inc., AAC Holding Corp. (the predecessor to RBR Holding, Corp.), Consumer Credit Corp., Rufus H. Reitzel, Jr., Heather K. Reitzel, Nathaniel F. Bradley IV, and Mark A. Redman. In February 2004, this agreement was amended to, among other things, include the Company and AAC Quad-C Investors LLC as parties. As amended, this agreement will terminate three years after the closing of our initial public offering, except for those stockholders who own in excess of 1% of the then outstanding shares of common stock, for whom termination will occur upon the earlier of either (i) three years from when the stockholder ceases to own more than 1% or (ii) seven years after the closing of our initial public offering, which closed on February 10, 2004. The agreement, among other things, provides that AAC Quad-C Investors LLC, on the one hand, and Mr. Reitzel, Ms. Reitzel, Mr. Bradley and Mr. Redman, on the other hand, can each make two requests that we effect the registration of a specified number of shares of common stock held by each of them using a registration statement of Form S-1 (or similar long-form registration statement), provided that the requester holds in excess of 5% of our outstanding common stock. After one group gives notice of its request for registration, the agreement provides that the other group may also request that we effect the registration of a specified number of shares of common stock held by them or their affiliates.
AAC Quad-C Investors LLC has used one of its two long-form requests. In connection with this request, we have joined with each of those parties in allowing the other selling stockholders to join in registering their shares subject to this prospectus. Pursuant to the terms of the registration rights agreement, we are required to bear substantially all costs incurred in this registration, other than underwriting discounts and commissions. In addition to the long-form requests, we are generally obligated to use our reasonable efforts to include the shares held by these groups to the extent we register shares in an offering initiated by us.
On September 30, 2002, we entered into an option agreement with our then Chairman, Rufus H. Reitzel, Jr., related to our subsidiary, Consumer Credit, LLC. The agreement will terminate upon a foreclosure on the business or assets of Consumer Credit, LLC by the banks under our line of credit. The agreement provides that, following the effective date of the termination of Mr. Reitzel’s employment or if Mr. Reitzel resigns following a substantial breach, as defined in his employment agreement, Mr. Reitzel has the option to purchase the assets and liabilities of Consumer Credit, LLC relating to the business of making and servicing consumer loans and mortgages, issuing credit cards and financing sales of consumer products. The purchase price will be equal to the greater of (i) the gross collections of Consumer Credit, LLC during the twelve months prior to Mr. Reitzel’s termination, or (ii) two times the tangible book value (as defined in the agreement) of Consumer Credit, LLC. Since Mr. Reitzel resigned effective February 28, 2006, Mr. Reitzel will have until May 28, 2006 to exercise this option.
In October 2004, Mr. and Mrs. Reitzel became 50% owners of RNJ Holdings LLC, which is the owner of an aircraft that is held for charter by Jet Management, Inc. Mr. and Ms. Reitzel use the aircraft periodically for travel. To the extent the aircraft is used for business travel on the Company’s behalf, we will reimburse Jet Management, Inc. for the use of the aircraft at a rate that is at least as favorable as the rate the Company could obtain elsewhere for a similar aircraft. In 2005, we incurred $21,221 in travel expenses related to aircraft services provided by this related party.
Nathaniel F. Bradley IV is the son-in-law of Rufus H. Reitzel, Jr. and James Reitzel, the Company’s Vice President-Corporate Relations, is the son of Mr. Reitzel. Heather K. Reitzel is the wife of Mr. Rufus Reitzel. Kathy Reitzel, an account representative, is the daughter-in-law of Mr. Rufus Reitzel.

Audit Committee Report

The Committee:	The Committee consists of five Directors, each of whom is independent as defined by the NASD listing standards and Rule 10A-3 of the Act, who are neither officers nor employees of the Company. The Committee acts under a written charter adopted and approved by the Board in February 2004. A copy of this charter is available on our website at www.assetacceptance.com.

The primary function of the Audit Committee is to assist the Board in fulfilling its financial oversight responsibilities by reviewing the financial information provided to Stockholders, the corporate accounting and financial reporting practices, and the systems of internal financial controls that management and the Board have established. The Committee is also responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

In this context, the Committee has met and held discussions with management and the internal and independent auditors (including private sessions with the internal and independent registered public auditors at each Audit Committee meeting if deemed necessary). Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and independent auditors.

While the Committee has the responsibilities and powers set forth in the Committee’s charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. It is also not the duty of the Committee to assure compliance with laws and regulations and with the Company’s Code of Business Conduct.

2005 Audited Consolidated Financial Statements:	The Committee has reviewed and discussed with management and our independent auditors, Ernst & Young LLP, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2005.

Independence Discussion with Audit Committee:	The Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS 89 and SAS 90. As required by Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” the Committee has received and reviewed the required written disclosures and a confirming letter from Ernst & Young LLP regarding their independence, and has discussed the matter with the auditors.

The Committee has considered the provision of all non-audit services performed by Ernst & Young LLP with respect to maintaining auditor independence.

Based upon its review and discussions with management and with Ernst & Young LLP, the Committee has recommended to the Board that these financial statements be included in the Annual report on Form 10-K as filed with the SEC for the fiscal year ended December 31, 2005.

H. Eugene Lockhart, Chairperson
Jennifer L. Adams
Donald Haider
William I Jacobs
William F. Pickard

Members, Audit Committee
March 13, 2006

Independent Accountants:	The Company is asking Stockholders to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2006. If the Stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different firm to serve as the Company’s independent auditor, if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Ernst & Young LLP has served as our independent accountants since 2002 and was selected by the Board to serve as our independent accountants for the current fiscal year ending December 31, 2005. It is anticipated that a representative of Ernst & Young LLP will be present at the Annual Meeting, have an opportunity to make a statement and respond to appropriate questions.

Fees:	The Company incurred the following fees owed to Ernst & Young during the last two fiscal years:

	2005	2004

Audit Fees	$890,098	$156,664
Audit-Related Fees	–0–	–0–
Tax Fees	–0–	–0–
All Other Fees	–0–	–0–

Audit Fees. Audit fees were paid to Ernst & Young LLP for professional services rendered in connection with the audit of the

Company’s financial statements and reviews and assistance with SEC filings.

Pre-approval Policy:	The Audit Committee has adopted a pre-approval Policy for Audit and Non-Audit Services pursuant to which it pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement with respect to such services. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent auditor. The Audit Committee has delegated authority to its chairperson to pre-approve any proposed services not covered by the general pre-approval of the Audit Committee or exceeding the pre-approved levels or amounts. The chairperson must report all such pre-approvals to the Audit Committee at its next meeting.

Other Information

Section 16(a) Beneficial Ownership Reporting Compliance:	Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater than ten percent Stockholders are required by regulations of the SEC to furnish the Company copies of all Section 16(a) forms they file. All required filings were performed on a timely basis in 2005.

Other Matters:	At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than those described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the proxy card intend to vote the Proxy in accordance with their judgment on such matters.

By Order of the Board of Directors

Mark A. Redman,
Secretary
April 15, 2006

REVOCABLE	REVOCABLE
PROXY	PROXY
ASSET ACCEPTANCE CAPITAL CORP.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 16, 2006—9:00 a.m. Eastern Time
     The undersigned hereby appoints Anthony R. Ignaczak, William I. Jacobs and William F. Pickard and each of them, proxies, each with full power of substitution, to represent and to vote all shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Asset Acceptance Capital Corp., to be held at Best Western Sterling Inn, 34911 Van Dyke, Sterling Heights, Michigan, on Tuesday, May 16, 2006 at 9:00 a.m., Eastern Time, and at any adjournment. This proxy revokes any proxies previously given.
     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made this proxy will be voted FOR the persons named in Proposal 1 and FOR adoption of Proposal 2.
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.
(Continued and to be signed on the Reverse Side.)

7198—Asset Acceptance Capital Corp.

ASSET ACCEPTANCE CAPITAL CORP.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[	]

The Board recommends a vote “FOR” the election of the Directors and “FOR” the ratification of the selection of Ernst & Young, LLP, as the Company’s independent registered public accounting firm.
					2.	Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	For	Against	Abstain

1.	ELECTION OF DIRECTORS:
	For term ending in 2008	For	Withhold	For All
	Nominees:	All	All	Except
3.   In their discretion on such other matters as may properly come before the meeting or any adjournment thereof.
All as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

01-Jennifer L. Adams 02-Donald Haider 03-H. Eugene Lockhart

	(INSTRUCTIONS: To withhold authority to vote for any nominee, write the nominee’s name above.)				Mark here for Name or Address change and note below at left				☐

Date: , 2006

Signature of Shareholder

Signature if held jointly

(Please sign exactly as name appears at left. If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

▲     FOLD AND DETACH HERE      ▲
YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.
7198—Asset Acceptance Capital Corp.